UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 9, 2020
Date of Report (Date of earliest event reported)

Flotek Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

8846 N. Sam Houston Pkwy W.,
Houston, Texas 77064
(Address of principal executive office and zip code)

(713) 849-9911
(Registrant’s telephone number, including area code)

(Not applicable)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	FTK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Current Report on Form 8-K of Flotek Industries, Inc. (the "Company") filed on May 19, 2020 (the "8-K"), the Company agreed to allow the former owners of JP3 Measurement, LLC ("JP3") to nominate one candidate to the Company's board of directors (the "Board"). On June 9, 2020, the Board increased the number of directors on the Board from five to six and appointed Kevin W. Brown, the nominee of the former owners of JP3, to the Board and to the Audit Committee.

Mr. Brown, age 62, served on the Board of Managers of JP3 from November 2017 until its purchase by the Company in May 2020. He has also served on the Board of Directors of GCP Applied Technologies, Inc. (NYSE:GCP) since May 2020, where he currently serves on the Compensation Committee and the Strategy, Operating and Risk Committee. Previously, Mr. Brown was a senior leader at LyondellBasell Industries N.V. (NYSE:LYB), where he was Executive Vice President, Manufacturing & Refining, from January 2015 until February 2017, and Senior Vice President, Refining from October 2009 through January 2015. Prior to that, Mr. Brown spent 22 years at Sinclair Oil Corporation in various roles, including as the Executive Vice President and Senior Vice President of Operations from 1994 to 2009, and also serving as a director from 2006 to 2009. From 2005 to 2017, Mr. Brown served in various leadership roles with the National Petrochemical and Refiners Association (later renamed AFPM), including as Chairman from 2008 to 2009, Vice Chairman in 2008, and Member of the Executive Committee from 2005 to 2017. Mr. Brown received his Bachelor of Science in Chemical Engineering from the University of Arkansas, where he recently completed a term as Chairman of the Dean's Advisory Counsel for College of Engineering and currently serves on the Campaign Arkansas Steering Committee.

Mr. Brown has not been involved in any related transactions or relationships with the Company that would require disclosure under Item 404(a) of Regulation S-K. There are no agreements or understandings between Mr. Brown and any other persons pursuant to which Mr. Brown was selected as a director except as described in this Item 5.02. The Board has considered any relationships that Mr. Brown has with the Company and has determined that he is independent.

Mr. Brown will be compensated in accordance with the Company's customary compensation practices for non-employee directors as previously disclosed in the Company's Definitive Proxy Statement filed on April 3, 2020, including a grant of shares of restricted common stock of the Company.

Item 7.01.	Regulation FD Disclosure.

On June 11, 2020, the Company issued a press release announcing the Mr. Brown's appointment. The press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d)    Exhibits.

Exhibit Number	Description
99.1	Press Release of Flotek Industries, Inc. dated June 11, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: June 11, 2020	/s/ Nicholas J. Bigney
	Name:	Nicholas J. Bigney
	Title:	Senior Vice President, General Counsel & Corporate Secretary